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                                                                   Exhibit 10.13

                                                                  EXECUTION COPY
                                                                  --------------

                              Amended and Restated
                                 Loan Agreement

     THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement"), is entered into as of February 1, 2000 (the "Closing Date"), by and between ITXC Corp., a Delaware corporation (the "Borrower"), and PNC Bank, National Association, (the "Bank").

     This Agreement amends and restates in its entirety the Loan Agreement between the Borrower and the Bank dated as of August 20, 1998 (the "Original Loan Agreement") as amended November ___, 1998 ("Amendment No. 1 to the Original Loan Agreement").

     The Borrower and the Bank, with the intent to be legally bound, agree as follows:

1.  Loan.  The following loan and credit facilities (collectively referred to as
    ----
    the "Loan"), shall be subject to and governed by this Agreement:

    $10,000,000 Secured Revolving Credit (less advances made under the Equipment Line) ("Revolving Credit")

    $10,000,000 Equipment Line of Credit ("Equipment Line")

The aggregate maximum availability of the Loan shall be $10,000,000. The proceeds of the Revolving Credit shall be used for general corporate and working capital purposes except as otherwise set forth herein. The proceeds of the Equipment Line shall be used only for the purpose of purchasing personal computers for employees, servers, ERP software and other equipment and related software necessary to build IP telephony facilities.

2.  Terms and Conditions.  Subject to the terms and conditions hereof and
    --------------------
relying upon the representations and warranties herein set forth, the Bank agrees to make the Loan available to the Borrower at any time or from time to time on or after the date hereof in accordance with the terms of this Agreement.

    The credit facility shall consist of the components set forth in Section 1 hereof in accordance with the following terms:

    2.1   Expiration Date.
          ---------------

          (a) Revolving Credit. Twelve (12) months from the date of the closing
              ----------------
          of this Agreement ("Closing Date"), or on such subsequent anniversary of the Closing Date as the parties hereto may agree (the "Revolving Credit Expiration Date").
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          (b) Equipment Line. Thirty-six (36) months from the date of the final
              --------------
          draw under the Equipment Line. Borrower shall make no more than five
          (5) draws under the Equipment Line, which draws must be requested and made within the twelve (12) month period immediately following the Closing Date (the "Equipment Line Expiration Date").

     2.2  Interest Rates.  Interest shall be calculated on the basis of a 360-
          --------------
          day year for the actual number of days elapsed. The interest rate applicable to the Obligations shall change on each date there is a change in the Base Rate (as defined below).

          (a) Revolving Credit and Equipment Line. The Revolving Credit and
          --------------------------------------
          Equipment Line Base Rate shall equal the greater of (i) the Prime Rate and (ii) the Federal Funds Rate plus .5% ("Base Rate"). "Prime Rate" means the rate announced from time to time by Bank as its "prime rate;" it is a base rate upon which other rates charged by the Bank are based, and it is not necessarily the best rate offered by the Bank. "Federal Funds Rate" means the weighted average of the federal funds effective rate available to the Bank.

     2.3  Facility Fee.  The Borrower shall pay to the Bank during the twelve
          ------------
          (12) month period beginning on the Closing Date a facility fee at a rate of 0.5% per annum on the daily average amount of the unused balance of the Revolving Credit and Equipment Line, payable quarterly in arrears.

     2.4  Borrowing Base/Availability.
          ---------------------------

          (a) Revolving Credit.  The Revolving Credit shall be available in
              ----------------
          amounts determined in accordance with the Borrowing Base Rider in the form attached hereto as Exhibit A.
                                  ---------

          (b) Equipment Line.  The Equipment Line shall be available at the
              --------------
          Closing Date in such amounts as determined pursuant to the Borrowing Base Rider. Advances under the Equipment Line shall be limited to 90% of the face amount of equipment invoice (excluding taxes, shipping and installation) submitted with any Advance Request (as provided below in 2.5).

     2.5  Requests.  Except as otherwise provided herein, the Borrower may from
          --------
          time to time prior to the applicable Expiration Date request the Bank to make a Loan under the Revolving Credit or Equipment Line by delivering to the Bank, not later than 12:00 Noon, Eastern Standard time a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (a "Loan Request"), it being understood that the Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall

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          specify (a) the proposed borrowing date; and (b) the aggregate amount of the proposed borrowing hereunder.

     2.6  Promissory Note.  The Obligation of the Borrower to repay the
          ---------------
          aggregate unpaid principal amount of the Revolving Credit and the Equipment Line, together with interest thereon, shall be evidenced by a promissory note of the Borrower ("Note") payable to the order of the Bank in a face amount equal to the maximum amount of the Revolving Credit.

     2.7  Lockbox.  If an Event of Default has occurred and remains uncured
          -------
          after ninety (90) days, the Bank, in its discretion, may establish a lockbox at the Bank to which account debtors of the Borrower will submit all payments in respect of the Borrower's accounts receivable, provided, however, that any notices directing the Borrower's customers to pay to the lockbox shall, in the absence of any fraud or cessation of business by the Borrower be sent in the name of the Borrower, shall indicate only that the Borrower has a new post office box and shall not indicate that the lockbox is under the Bank's control.

     2.8  Additional EXIM Terms.  In the event that the Borrower elects to
          ---------------------
          pursue financing through the Export-Import Bank of the United States ("EXIM Bank"), the additional terms related to such financing shall be set forth in an Agreement (the "EXIM Borrower Agreement") in the form of agreement customarily used by EXIM Bank in such financings.

     2.9  Letter of Credit Subfacility.
          ----------------------------

          (a) Issuance of Letters of Credit.  The Borrower may request the
              -----------------------------
          issuance of a letter of credit (each a "Letter of Credit") by delivering to the Bank a completed application and agreement for standby letters of credit in such form as the Bank may specify from time to time by no later than 10:00 a.m., Eastern time, at least three
          (3) business days, or such shorter period as may be agreed to by the Bank, in advance of the proposed date of issuance. Subject to the terms and conditions hereof, the Bank will issue a Letter of Credit provided that each Letter of Credit shall have a maximum maturity date of December __, 2000, and providing that in no event shall the aggregate amount of all Letters of Credit outstanding exceed, at any one time, One Million Dollars ($1,000,000).

          (b) Letter of Credit Fees.  The Borrowers shall pay to the Bank, with
              ---------------------
          respect to any Letter of Credit, a flat fee of 2% on the daily average undrawn face amount of such standby Letter of Credit for the period from and including the date of issuance of such Letter of Credit, payable quarterly in arrears commencing with the last business day of each March, June, September and December following issuance of each Letter of Credit. The Borrower shall also pay to the Bank then in effect customary fees and administrative expenses payable with respect to the

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          Letters of Credit as the Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

          (c) Reimbursement.  In the event of any request for a drawing under a
              -------------
          Letter of Credit by the beneficiary or transferee thereof, the Bank will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Bank shall sometimes be referred to as a "Reimbursement Obligation") the Bank prior to 12:00 noon, Eastern time on each date that an amount is paid by the Bank under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Bank. Any notice given by the Bank pursuant to this Section 2.9(c) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               With respect to any unreimbursed drawing, the Borrower shall be deemed to have incurred from the Bank a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit.

          (d) Determinations to Honor Drawing Requests.  In determining whether
              ----------------------------------------
          to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

          (e) Nature of Reimbursement Obligations.  The Obligations of the
              -----------------------------------
          Borrower to reimburse the Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                    (i) any set-off, counterclaim, recoupment, defense or other right which the Bank may have against the Borrower or any other Person for any reason whatsoever;

                    (ii) any lack of validity or enforceability of any Letter of
               Credit;

                    (iii) the existence of any claim, set-off, defense or other right which the Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such

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               transferee may be acting), the Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or and the beneficiary for which any Letter of Credit was procured);

                    (iv) any draft, demand, certificate or other document
               presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Bank has been notified thereof;

                    (v) payment by the Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                    (vi) any adverse change in the business, operations,
               properties, assets, condition (financial or otherwise) or prospects of the Borrower;

                    (vii) any breach of this Agreement or any other Loan
               Document by any party thereto;

                    (viii) the occurrence or continuance of any bankruptcy or
               insolvency proceeding as described in Section 7.5 with respect to any Borrower;

                    (ix) the fact that an Event of Default shall have occurred and be continuing; and

                    (x) the fact that the Revolving Credit Expiration Date shall have passed or this Agreement shall have been terminated.

          (f) Indemnity.  In addition to amounts payable as provided in Section
              ---------
          9, the Borrower shall protect, indemnify, pay and save harmless the Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Bank as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Bank of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

          (g) Liability for Acts and Omissions.  As between the Borrower and the
              --------------------------------
          Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Bank shall not be responsible (except to the extent that such acts and omissions are attributable to or result from the gross negligence or willful misconduct of the Bank as determined by a final judgment of a court of competent jurisdiction) for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Bank or any issuing bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Bank's rights or powers hereunder.

               In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Bank or any issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Bank under any resulting liability to the Borrower.

3.  Security.  The security for repayment of the Loan shall be as set forth in
    --------
the Security Agreement dated as of August 20, 1998 by and between the Borrower and the Bank (the "Security Agreement") and documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (the "Security Documents"), which shall secure repayment of the Loan and the Note and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses (hereinafter referred to collectively as the "Obligations"). This Agreement (including the Addendum and any Riders thereto), the Note and the Security Documents are collectively referred to as the "Loan Documents".

4.  Representations and Warranties.  The Borrower makes the following
    ------------------------------
representations and warranties to the Bank which shall be true and correct as of the date of this Agreement and the date of the making of a Loan, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the "Addendum").

    4.1. Existence, Power and Authority. The Borrower is duly organized, validly
         ------------------------------
         existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations or financial condition of the Borrower. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

    4.2. Financial Statements.
         --------------------
         (a) The Borrower has delivered or caused to be delivered to the Bank its consolidated balance sheet and income statement for the three month period ended September 30, 1999 (the "Historical Financial Statements"). The Historical Financial Statements are true, complete and accurate in all material respects and fairly present the consolidated financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the result of Borrower's operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period subject in the case of interim statements to normal year-end adjustments and to any comments and notes acceptable to the Bank.

         (b) The Borrower has delivered to the Bank projections of its anticipated financial performance for a thirty-six (36) month period reflecting, among other things, the Initial Public Offering proceeds (the "Financial Projections").

    4.3. No Material Adverse Change. Since the date of the Historical Financial
         --------------------------
         Statements, the Borrower has not suffered any material damage, destruction or loss to its assets, and no event or condition has occurred or exists, which has resulted or could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition or results of operation. Since the preparation of the Financial Projections, there has been no material adverse change as against such Financial Projections.

    4.4. Binding Obligations.  The Borrower has full power and authority to
         -------------------
         enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors; and the Loan Documents, when executed and delivered by such Borrower, will constitute the legal, valid and binding obligations of such Borrower enforceable in accordance with their terms.

    4.5. No Defaults or Violations.  There does not exist any Event of Default
         -------------------------
         under this Agreement or any material default or violation by the Borrower of or under any of the terms, conditions or obligations of:
         (i) its articles or certificate of incorporation, regulations or bylaws and the articles or certificate of incorporation and bylaws of the Borrower delivered to the Bank on the Closing Date have not been amended, revised, supplemented, restated or changed in any way and are still in full force and effect; (ii) any material indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any material law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action by any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation.

    4.6. Title to Assets. The Borrower has valid title to its assets reflected
         ---------------
         on the Historical Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable, (ii) liens and encumbrances, if any, reflected or noted in the Historical Financial Statements, (iii) assets disposed of by such Borrower in the ordinary course of business since the date of the Historical Financial Statements, and (iv) those liens or encumbrances specified on the Addendum.

    4.7. Litigation. There are no actions, suits, proceedings or governmental
         ----------
         investigations pending or, to the Borrower's knowledge, threatened against the Borrower, which could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower for any action, suit, proceedings or investigation which could reasonably be expected to result in such a material adverse change. All pending or threatened litigation against the Borrower of which the Borrower has knowledge is listed on the Addendum.

    4.8.  Tax Returns. The Borrower has filed all returns and reports that are
          -----------
          required to be filed in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including unemployment, social security and similar taxes and all of such taxes, have been either paid or adequate reserves or other provisions have been made.

    4.9.  Employee Benefit Plans. Each employee benefit plan as to which the
          ----------------------
          Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and
          (iv) no steps have been taken to terminate any such plan.

    4.10. Environmental Matters. The Borrower is in compliance, in all material
          ---------------------
          respects, with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any real property which the Borrower holds or has held an interest or any past or present operation of the Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower's knowledge has occurred, on, under or to any real property in which the Borrower holds any interest or performs any of its operations, in material violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and "Environmental Laws" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

     4.11. Intellectual Property. The Borrower owns or, to the best of
           ---------------------
           Borrower's knowledge, has the right to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

     4.12. Regulatory Matters. No part of the proceeds of the Loan will be use
           ------------------
           for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

     4.13. Solvency. As of the date hereof and after giving effect to the
           --------
           transactions contemplated by the Loan Documents, the Borrower will have sufficient cash flow to enable it to pay its debts as they mature.

     4.14. Disclosure. None of the Loan Documents contains or will contain any
           ----------
           untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, to the best knowledge of the Borrower, might materially adversely affect the business, assets, operations, financial condition or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

     4.15. Year 2000. The Borrower has reviewed the areas within its business
           ---------
           and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not have, and is not reasonably expected to have, a material adverse effect on the business, assets, operations or financial conditions of the Borrower.

5.  Affirmative Covenants.  The Borrower agrees that from the date of execution
    ---------------------
    of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower have been terminated, the Borrower will:

    5.1. Books and Records. Maintain books and records in accordance with GAAP
         -----------------
         and give representatives of the Bank access thereto at all reasonable times following notice from the Bank, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal or state.

    5.2. Interim Financial Statements; Certificate of No Default; Accounts
         -----------------------------------------------------------------
         Receivable. Furnish the Bank within 15 days after the end of each month
         ----------
         a detailed report on its accounts receivable in such reasonable detail consistent with the form currently used by the Borrower's management. A copy of the most recently prepared form is attached hereto as Exhibit
                                                                       -------
         B. The Borrower shall also provide within 30 days of the end
         -
         of each month its Financial Statements (as defined hereinafter) for such period, in reasonable detail, certified by the president, chief executive officer or chief financial officer of the Borrower and prepared in accordance with GAAP applied from period to period. The Borrower shall also deliver, within 30 days of the end of each quarter, a certificate signed by such officer which verifies compliance with applicable financial covenants for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take. "Financial Statements" means the Borrower's consolidated and, if required by the Bank in its reasonable discretion, consolidating balance sheets, income statements and statements of cash flows for the year, month or (excepting statements of cash flows) quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year. The Borrower shall be deemed to have satisfied the reporting requirements of this Section 5.2 with respect to quarterly Financial Statements to the extent that each such Financial Statement is included among the Form 10Q filings made to the Securities and Exchange Commission ("SEC") via the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

    5.3. Annual Financial Statements. Furnish the Borrower's Financial
         ---------------------------
         Statements to the Bank within 90 days after the end of each fiscal year. Those Financial Statements will be prepared in accordance with GAAP and audited by an independent certified public accountant selected by the Borrower and reasonably satisfactory to the Bank. Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and its examination shall have been made in accordance with GAAP consistently applied from period to period. The Borrower will also provide filings made with any regulatory authority, to the extent requested by the Bank, and such other information reasonably requested by the Bank, from time to time. The Borrower shall be deemed to have satisfied the reporting requirements of this Section 5.3 with respect to annual Financial Statements to the extent that each such Financial Statement is included among the Form 10K filings made to the SEC via EDGAR.

    5.4.  Payment of Taxes and Other Charges. Pay and discharge in accordance
          ----------------------------------
          with past practice all indebtedness and pay when due all taxes, assessments, charges, levies and other liabilities imposed by government authorities upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves in accordance with GAAP or made other adequate provision with respect thereto acceptable to the Bank.

    5.5.  Maintenance of Existence, Operation and Assets. Do all things
          ----------------------------------------------
          necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

    5.6.  Insurance. Maintain with financially sound and reputable insurers,
          ---------
          insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

    5.7.  Compliance with Laws. Comply in all material respects with all laws
          --------------------
          applicable to the Borrower and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).

    5.8.  Operating Account. Maintain the Borrower's main operating account at
          -----------------
          the Bank or at an affiliate of the Bank.

    5.9.  Financial Covenants. Comply with all of the financial and other
          -------------------
          covenants, if any, set forth on the Addendum, subject to all applicable cure periods set forth herein.

    5.10. Additional Reports. Provide prompt written notice to the Bank of the
          ------------------
          occurrence of any of the following of which the Borrower obtains knowledge (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or any Event of Default that the Borrower reasonably determines is likely to occur, (ii) any litigation filed by or against the Borrower to the extent and if the Borrower reasonably determines that such litigation would be required to be reported in the Borrower's SEC filings, (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA), or (iv) any event which might reasonably be expected to result in a material adverse change in the business, assets, operations, financial condition or results of operation of the Borrower.

    5.11. Notice of Certain Transactions. Provide a Transaction Notice (defined
          ------------------------------
          below) to the Bank at least five (5) days prior to the proposed consummation, directly or indirectly, of (a) any merger or consolidation, or acquisition by purchase, lease or otherwise, all or substantially all of the assets or capital stock of any other person, firm or corporation (each a "Person"), or (b) the lease sale, transfer or other disposition of the Borrower's property or assets (excluding the sale of inventory in the ordinary course of business); provided,
                                                                     --------
          however, that the forgoing five (5) day notice requirement
          -------
          shall not apply to any of the events described in the preceding clauses (a) and (b) above (each a "Transaction") with respect to which:

               (i) the consideration to be paid or received by the Borrower (or any subsidiary through which such Transaction is completed) is, or has a value of, less than Ten Million Dollars ($10,000,000) (in which case no such Transaction Notice shall be required); or

               (ii) the agreement between the parties to such Transaction is not executed more than five (5) days in advance of consummation of the Transaction (in which case the Borrower shall provide a Transaction Notice to the Bank immediately upon execution of such agreement).

          For purposes of this Agreement, a "Transaction Notice" shall mean a written notice in which the Borrower (A) describes in reasonable detail the proposed Transaction, (B) identifies any information which must be amended or updated in order to make the representations and warranties of the Borrower true and correct on the date on which the Transaction is consummated (except representations and warranties which expressly relate solely to an earlier date and time, which representations and warranties shall be true and correct on and as of the specific dates and times referred to therein), (C) demonstrates compliance with all covenants under this Agreement immediately prior to the consummation of the proposed Transaction with after giving pro forma effect to such Transaction, and (D) represents and warrants that it has, and will continue to have, after giving effect to the Transaction, cash or cash equivalents in an amount sufficient to satisfy all the Borrower's Obligations under this Agreement.

          At any time within fifteen (15) days after consummation of any Transaction with respect to which the Bank has, or should have, received a Transaction Notice pursuant to this Section 5.11, the Bank may, in its sole discretion, without regard to whether an Event of Default or potential Event of Default has occurred or is continuing, terminate all of its commitments under this Agreement and declare all Obligations under this Agreement due and payable, such termination and acceleration to be effective forty five (45) days after receipt by the Borrower of written notice from the Bank of such intention to terminate.

6.  Negative Covenants.  The Borrower covenants and agrees that from the date of
    ------------------
execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower have been terminated, the Borrower will not, except as set forth in the Addendum, without the prior written consent of the Bank, which will not be unreasonably withheld or delayed:

    6.1. Indebtedness. Incur any indebtedness for borrowed money other than: (i)
         ------------
         the Loan and any subsequent indebtedness to the Bank; (ii) existing indebtedness disclosed on the Borrower's Historical Financial Statements; (iii) additional indebtedness (including capital leases) for any equipment or furniture used in the ordinary course of the Borrower's business in an amount not to exceed in the aggregate at any time Fifteen Million Dollars ($15,000,000); or (iv) such payables incurred in the ordinary course of business.

    6.2. Liens and Encumbrances. Except as provided in Section 4.6, create,
         ----------------------
         assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired or enter into any lease or any arrangement for the acquisition of property subject to any conditional sales agreement, other than purchase money security interests ("PMSIs") (in respect of which the Bank will provide to the vendor of property subject to a PMSI and acknowledgment of such vendor's prior security interest) or capital leases permitted under Section 6.1.

    6.3. Guarantees. Guarantee, endorse or voluntarily become contingently
         ----------
         liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection and letters of credit issued for the account of the Borrower in the ordinary course of business and except for wholly-owned subsidiaries of the Borrower.

    6.4. Loans or Investments. Purchase or hold beneficially any stock, other
         --------------------
         securities or evidences of indebtedness of any loans (except trade credit on usual and customary business terms incurred in the ordinary course of business and loans to employees of up to $100,000 in the aggregate at any one time outstanding) or advances to, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation, except for (i) ownership of the stock of wholly owned subsidiaries, (ii) stock or other securities purchased or held by the Borrower in exchange for other equity interests or (iii) transfers to subsidiaries or affiliates consistent with the Borrower's past business practice or investments disclosed on the Historical Financial Statements or acceptable to the Bank.

    6.5. Line of Business. Acquire, directly or indirectly, any business, or
         ----------------
         ownership interest in any Person whose business, is not similar, complementary or related to the line or lines of business of the Borrower as of the date of this Agreement.

    6.6. Dividends. Declare or pay any dividends on or make any distribution
         ---------
         with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity other than the repurchase of shares from employees acquired through stock option plans and repurchase of shares pursuant to the exercise of contractual rights of first refusal to repurchase its shares.

7.  Events of Default.  The occurrence of any of the following will be deemed to
    -----------------
be an "Event of Default":

    7.1. Payment Default. The Borrower shall fail to pay any payment of
         ---------------
         principal when due or any payment of interest within ten (10) business days following the date when due, in respect of the Obligations.

    7.2. Material Adverse Change. There shall be a material adverse change in
         -----------------------
         the business, operations, assets, financial condition or results of operations of the Borrower.

    7.3. Covenant Default. The Borrower shall default in the performance of, or
         ----------------
         violate any of, the covenants or agreements contained in this Agreement, which default shall not have been cured within thirty (30) business days after the occurrence thereof.

    7.4. Breach of Warranty. Any Financial Statement, representation, warranty
         ------------------
         or certificate made or furnished by the Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete when made.

    7.5. Bankruptcy or Insolvency. A proceeding shall have been instituted in a
         ------------------------
         court having jurisdiction over the Borrower seeking a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency reorganization or other similar law and such involuntary case shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days, or the Borrower shall commence a voluntary case under any such law or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official).

    7.6. Other Default. The occurrence of an Event of Default as defined in the
         -------------
         Note or any of the Security Documents, or a violation of any of the requirements set forth in the Borrowing Base Rider.

Upon the occurrence of an Event of Default, and at any time thereafter, the Bank may declare all Obligations hereunder immediately due and payable will have all rights and remedies (which are cumulative and not exclusive) specified in the Note and the Security Documents and available under applicable law or in equity upon the delivery of prior written notice to the Borrower.

8.  Conditions.  The Bank's obligation to make any advance under the Loan shall
    ----------
    be subject to the following conditions being satisfied as of the date of the advance:

    8.1. No Event of Default. No Event of Default or material event which with
         -------------------
         the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

    8.2. Authorization Documents. The Borrower shall have furnished to the Bank
         -----------------------

        certified copies of resolutions of the board of directors authorizing the execution of this Agreement, the Note, and the Security Documents; or other proof of authorization satisfactory to the Bank.

    8.3. Delivery of Loan Documents. The Borrower shall have delivered to the
         --------------------------
         Bank the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, including without limitation, a subsidiary guaranty and security agreement executed by ITXC Data Transport LLC..

    8.4. Opinion of Counsel. Counsel for the Borrower shall have delivered a
         ------------------
         written opinion, dated the Closing Date and in form and substance satisfactory to the Bank and its counsel, as to matters incident to the transactions contemplated herein as the Bank may reasonably request.

    8.5. Representations and Warranties. The representations and warranties of
         ------------------------------
         the Borrower to the Bank shall be true and correct in all material respects.

    8.6. Opening Balance Sheet. The Borrower shall furnish to the Bank its
         ---------------------
         balance sheet dated September 30, 1999.

9. Expenses. The Borrower agrees to pay the Bank, upon the closing of this
   --------
   Agreement, and otherwise on demand, all reasonable and necessary costs and expenses incurred by the Bank in connection with the (i) preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications thereto, and (ii) collection of the loan or instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the collateral securing the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including reasonable fees and expenses of counsel, expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes. In addition, the Borrower agrees to pay to the Bank (for the account of the EXIM Bank) all fees imposed by the EXIM Bank with respect to its export support programs.

10. Increased Costs.  Within twenty (20) days following written demand,
    ---------------
    together with the written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred and any losses suffered or payments made by the Bank as a consequence of making the Loan by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets; provided, however, that the Bank shall make no such written demand
            --------  -------
    on the Borrower unless similar demands have been made against all other similarly situated customers of the Bank.

11.  Miscellaneous.
     --------------

    11.1. Notices. All notices, demands, requests, consents, approvals and other
          -------
          communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth below or to such other address as any party may give to the other in writing for such purpose:

To the Bank:                                To the Borrower:

PNC Bank, National Association              ITXC Corp.
1000 Westlakes Drives                       600 College Road East
Suite 200                                   Princeton, New Jersey  08540
Berwyn, PA  19312                           Attention:  Ed Jordan
Attention:  John T. Freyhof                 Facsimile No.:  (609) 419-1511
Facsimile No.:  (610) 725-5799

                                            With a copy to:
                                            Lowenstein Sandler PC
                                            65 Livingston Avenue
                                            Roseland, New Jersey 07068
                                            Attention:  Peter H. Ehrenberg, Esq.
                                            Facsimile No.: (973) 597-2351


    11.2. Preservation of Rights. No delay or omission on the part of the Bank
          ----------------------
          to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The rights and remedies hereunder of the Bank are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

    11.3. Illegality. In case any one or more of the provisions contained in
          ----------
          this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    11.4. Changes in Writing. No modification, amendment or waiver of any
          ------------------
          provision of this Agreement will in any event be effective unless the same is in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

    11.5. Entire Agreement. This Agreement (including the documents and
          ----------------
          instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    11.6. Counterparts. This Agreement may be signed in any number of
          ------------
          counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

   11.7.  Successors and Assigns.  This Agreement will be binding upon and inure
          ----------------------

          to the benefit of the Borrower and the Bank and their respective, successors and assigns; provided, however, that the Borrower may not
                                  --------  -------
          assign this Agreement in whole or in part without the prior written consent of the Bank and the Bank at any time may assign this Agreement to a recognized institutional lender who agrees in writing to be bound to all confidentiality obligations of the Bank in connection with any Loan Documents, in whole or in part, upon prior written notice to the Borrower.

    11.8. Interpretation. In this Agreement, unless the Bank and the Borrower
          --------------
          otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

    11.9.  Assignments and Participation. Notwithstanding any other provisions
           -----------------------------
           of this Agreement, the Bank may, at any time in its sole discretion, without any notice to the Borrower, sell, assign, transfer, negotiate, grant participation in, or otherwise dispose of all or any part of the Bank's interest in the Loan to a recognized institutional lender organized under the laws of the United States of America who agrees in writing to be bound to all confidentiality obligations of the Bank in connection with any Loan Documents. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower to recognize institutional lenders, including information pertaining to the Borrower's financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank's interest in the Loan, provided that such person or entity agrees to maintain the confidentiality of such information and be bound by all the Bank's confidentiality obligations to the Borrower.

    11.10. Governing Law and Jurisdiction. This Agreement has been delivered to
           ------------------------------
           and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court seated in Allegheny County, Pennsylvania, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

    11.11. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK IRREVOCABLY WAIVES
           --------------------
           ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS

           EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

                    WITNESS the due execution of this Loan Agreement as a document under seal, as of the date first written above.


ATTEST:                                           ITXC CORP.

By:                                    By:    /s/ Edward B. Jordan
   -----------------------------           -----------------------------------


Print Name:                            Print Name:  Edward B.Jordan
            --------------------                   ---------------------------


Title:                                 Title: Executive Vice President and CFO
       -------------------------              --------------------------------



                                       PNC BANK,
                                       NATIONAL ASSOCIATION

                                       By: /s/ John Freyhoff
                                          ------------------------------------

                                       Print Name: John Freyhoff
                                                   ---------------------------

                                       Title: Vice President
                                              --------------------------------

ADDENDUM to that certain Loan Agreement dated February 1, 2000 between ITXC Corp., as the Borrower, and PNC Bank, National Association.

                             I. FINANCIAL COVENANTS
                                -------------------

1. The Borrower will not permit its Tangible Net Worth to be less than $50,000,000; provided, that if at any time after the date of this Agreement
                  --------
     the Borrower raises additional equity in excess of $75,000,000, then the foregoing minimum Tangible Net Worth level shall be increased to $80,000,000.

2. The Borrower shall have a minimum Quick Ratio of Current Assets to Current Liabilities by the end of each fiscal quarter as specified below:


          Quarter Ending                                   Quick Ratio
          --------------                               -----------------
          March 31, 2000                                         2.0:1.0
          June 30, 2000                                          2.0:1.0
          September 30, 2000                                     1.5:1.0
          December 31, 2000                                      1.2:1.0
          March 31, 2001                                         1.0:1.0
          June 30, 2001                                          1.0:1.0
          September 30, 2001                                     1.0:1.0
          December 31, 2001                                      1.0:1.0
          March 31, 2002                                        0.75:1.0

          Quarter Ending                                   Quick Ratio
          --------------                               -----------------
          June 30, 2002                                         0.75:1.0
          September 30, 2002                                     0.6:1.0
          December 31, 2002                                      0.6:1.0
          March 31, 2003                                         0.6:1.0
          June 30, 2003                                          0.6:1.0
          September 30, 2003                                     0.6:1.0
          December 31, 2003                                      0.6:1.0


3. The Borrower shall not experience two consecutive quarters of Negative Net Operating Income after June 30, 2001.

4. The Borrower shall maintain a minimum Fixed Charge Coverage Ratio of 1.0:1.0 after September 30, 2000 (to be tested quarterly).

5. The Borrower shall maintain a minimum ratio of total Debt to Tangible Net Worth of 0.4:1.0 (to be tested quarterly).


Definitions:
-----------

     "Current Assets" means the sum of cash, accounts receivable and marketable securities.

     "Current Liabilities" means the sum of all current liabilities other than deferred revenue plus amounts outstanding under the Revolving Credit not classified as current liabilities.

     "Debt" means the maximum combined debt outstanding under the Revolving Credit, any equipment leases, or any other debt arrangements maturing within one year.

     "Fixed Charge Coverage Ratio" means EBITDA plus rent divided by interest plus principal plus rent.

     "Negative Net Operating Income" means earnings before interest, taxes, depreciation and amortization (or "EBITDA") less than zero calculated in accordance with generally accepted accounting principles.

     "Tangible Net Worth" means shareholders' equity less intangible assets (calculated in accordance with generally accepted accounting principles), plus any equity or subordinated and/or convertible debt investments created after the date of this Agreement.

     "Quick Ratio" means Current Assets divided by Current Liabilities.

                           II. PERMITTED ENCUMBRANCES
                               ----------------------

1.  Purchase money security interests.

2.  Capital Leases permitted under Section 6.1 hereto.


                           III. ENVIRONMENTAL MATTERS
                                ---------------------


                                      None



AMENDED AND RESTATED
BORROWING BASE RIDER

          THIS AMENDED AND RESTATED BORROWING BASE RIDER ("Rider") is executed this 1st day of February, 2000, by and between ITXC CORP., a Delaware corporation (the "Borrower"), and PNC BANK, N.A. (the "Bank"). This Rider is incorporated into and made part of that certain Amended and Restated Loan Agreement dated February 1, 2000 (the "Loan Agreement"), and also into such other financing documents and security agreements as may be executed and delivered pursuant to said Loan Agreement (all such documents including this Rider are collectively referred to as the "Loan Documents"). All initially capitalized terms not otherwise defined in this Rider shall have the same meanings ascribed to such terms in the other Loan Documents.

          Pursuant to the Loan Documents, the Bank has extended a "Loan" to the Borrower which includes a "Revolving Credit Facility" under which the Borrower may borrow, repay and reborrow funds at any time prior to the Revolving Credit Expiration Date and an "Equipment Line of Credit" (collectively, the "Facility"). As a condition to the Bank's willingness to extend the Facility to the Borrower, the Bank and the Borrower are entering into this Rider in order to set forth their agreement regarding the maximum amount which may be outstanding under the Facility at any time, and for the other purposes set forth below:

          NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties hereto covenant and agree as follows:

1.  Limitations on Borrowings Under Facility.  Notwithstanding any provisions to
    ----------------------------------------
the contrary in any of the other Loan Documents, at no time shall the aggregate principal amounts of indebtedness outstanding at any one time under the Facility exceed the Borrowing

Base (as defined hereinafter) at such time. If at any time the aggregate principal amount of indebtedness outstanding under the Facility exceeds the limitation set forth in this Section 1 for any reason, then the Borrower shall immediately repay the amount of such excess to the Bank in immediately available funds.

2.  Borrowing Base Certificates.  The Borrower shall deliver an updated
    ---------------------------
Borrowing Base Certificate upon the Bank's request and in no event later than on or before the 15th day of each month or the first business day thereafter if such day falls on a weekend or holiday, if no new advances have been requested by the Borrower under the Facility since the date of the preceding Borrowing Base Certificate.

3.  Certain Defined Terms.  In addition to the words and terms defined elsewhere
    ---------------------
in this Rider or in the other Loan Documents, as used in this Rider, the following words and terms shall have the following meanings:

          "Account" shall mean an "account" or a "general intangible" as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Bank's security interest therein, whether now owned or hereafter acquired or arising.

          "Account Debtor" shall mean, with respect to any Account, each Person who is obligated to make payments to either of the Borrower on such Account.

          "Affiliate" of the Borrower or any Account Debtor shall mean (a) any Person who (either alone or with a group of Persons, and either directly or indirectly through one or more intermediaries) is in control of, is controlled by or is under common control with the Borrower or such Account Debtor, (b) any director, officer, partner, employee or agent of the Borrower or such Account Debtor, and (c) any member of the immediate family of any natural person described in the preceding clauses (a) and (b). A Person or group of Persons shall be deemed to be in control of the Borrower or an Account Debtor when such Person or group of Persons possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Borrower or such Account Debtor, whether through the ownership of voting securities, by contract or otherwise.

          "Borrowing Base" shall mean for the Revolving Credit, at any time through the Revolving Credit Expiration Date, the lesser of (a) $10,000,000 (the maximum principal amount of the Facility) and (b) the sum of (i) 80% of Qualified Accounts at such time, (ii) 100% of foreign receivables qualified under the Credit Insurance Agreement entered into pursuant to Section 2.9 of the Loan Agreement and (iii) 100% of Cash Collateral Balance.

The value at any time of the collateral described in this definition shall be determined by reference to the most recent Borrowing Base Certificate delivered by the Borrower to the Bank.

          "Borrowing Base Certificate" shall mean each Borrowing Base Certificate to be delivered by the Borrower to the Bank pursuant to Section 2 of this Rider, in substantially the

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

form attached as Exhibit A to this Rider, with blanks appropriately completed,
                 ---------
as amended, supplemented or otherwise modified from time to time. References in the Borrowing Base Certificate to the "Credit and Security Agreement" shall be deemed to be references to this Rider and the other Loan Documents.

          "Cash Collateral Balance" shall mean all certificates of deposit maintained by the Bank as security for Reimbursement Obligations of the Borrower to the Bank with respect to Letters of Credit; provided, that the rights of the
                                               --------
Bank to foreclose on such certificates of deposit shall supplement and not limit any general rights of offset or recoupment which the Bank may have under the Loan Documents.

          "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "Lien" shall mean any mortgage, pledge, security interest, bailment, encumbrance, claim, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code.

          "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Person" shall mean an individual, sole proprietorship, corporation, partnership (general or limited), trust, business trust, limited liability company, unincorporated organization or association, joint venture, joint-stock company, Official Body, or any other entity of whatever nature.

          "Qualified Accounts" shall mean Accounts which are and at all times continue to meet the following conditions:

           (a) The Account duly complies with all applicable Laws, whether Federal, state or local, including but not limited to usury Laws, the Federal Truth in Lending Act, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, and Regulation Z of the Board of Governors of the Federal Reserve Systems;

           (b) The Account was not originated in or subject to the Laws of a jurisdiction whose Laws would make the account or the grant of the security interest in the Account to the Bank unlawful, invalid or unenforceable;

           (c) The Account was originated by the Borrower in connection with the sale of goods or the rendering of services by the Borrower in the ordinary course of business under an enforceable contract, and such sale has been consummated and such goods have been delivered or such services have been rendered so that the performance of such contracts has been completed by such Borrower and by all parties other than the Account Debtor;

           (d) The Account is evidenced by a written invoice or other documentation and arises from a contract, all of which are in form and substance satisfactory to the Bank;

           (e) The Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the grant of the security interest by the Borrower to the Bank in and to the Account arising with respect thereto;

           (f) The title of the Borrower to the Account and, except as to the Account Debtor, to any related goods is absolute and is not subject to any Lien except Liens in favor of the Bank;

           (g) The Account provides for payment in United States Dollars by the Account Debtor;

           (h) The Account shall have amounts owing that are not less than the amounts represented by the Borrower;

           (i) The portion of the Account for which income has not yet been earned or which constitutes unearned discount, services charges or deferred interest shall be ineligible;

           (j) The Account shall be eligible only to the extent that it is not subject to any defense, claim of reduction, counterclaim, set-off, recoupment, or any dispute or claim for credits, allowances or adjustments by the Account Debtor because of returned, inferior, damaged goods or unsatisfactory service, or for any other reason;

           (k) The goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar terms making the Account Debtor's payment obligations conditional;

           (l) The Account Debtor has not returned, rejected or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the Account arose;

           (m) No default exists under the Account by any party thereto, and all rights and remedies of the Borrower under the Account are freely assignable by the Borrower;

           (n) The Account has not been outstanding for more than ninety (90) days past the invoice date and is not subject to "dating" terms;


           (o) The Account shall be ineligible to the extent that the aggregate amount of all the Accounts of the Account Debtor and its Affiliates exceed 20% of all of the Borrower's Accounts;

           (p) The Borrower has not received any note, trade acceptance, draft, chattel paper or other instrument with respect to, or in payment of, the Account, unless, if any such instrument has been received, the Borrower immediately notifies the Bank and, at the Bank's request, endorses or assigns and delivers such instrument to the Bank;

           (q) The Borrower has not received any notice of (i) the filing by or against the Account Debtor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or any similar proceeding, or (ii) any assignment by the Account Debtor for the benefit of creditors. Upon receipt by the Borrower of any such notice, it will give the Bank prompt written notice thereof;

           (r) The Account Debtor is not an Affiliate of the Borrower;

           (s) The Account shall be ineligible if the Account Debtor is an Official Body, unless the Borrower shall have taken all actions deemed necessary by the Bank in order to perfect the Bank's security interest therein, including but not limited to any notices or filings required under the Assignment of Claims Act of 1940, as amended, or other applicable Laws; and

           (t) The Bank has not deemed such Account ineligible because of uncertainty about the creditworthiness of the Account Debtor (including, without limitation, unsatisfactory past experiences of the Borrower or the Bank with the Account Debtor) or because the Bank otherwise makes a reasonable determination that the collateral value of the Account to the Bank is impaired or that the Bank's ability to realize such value is insecure.

Standards of acceptability shall be fixed and may be revised from time to time by mutual agreement of Bank and the Borrower. In the case of any dispute about whether an Account is or has ceased to be a Qualified Account, the decision of the Bank shall be final.

         4. Governing Law. This Rider will be interpreted and the rights and
            -------------
liabilities of the parties hereto determined in accordance with the laws of the commonwealth of pennsylvania, excluding its conflicts of law rules.

         5. Counterparts. This Rider may be signed in any number of counterpart
            ------------
copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

                           [Signature Page to Follow]

          WITNESS the due execution of this Borrowing Base Rider as a document under seal, as of the date first written above.


ATTEST:                                 ITXC CORP.


By:                                     By:      /s/ Edward B. Jordan
    ----------------------------             -----------------------------(SEAL)

Print Name:                             Print Name: Edward B. Jordan
             -------------------                   ---------------------------

Title:                                  Title: Executive Vice President and CFO
      --------------------------              ----------------------------------



                                        PNC BANK, NATIONAL ASSOCIATION


                                        By:             John Freyhof
                                             ----------------------------(SEAL)

                                        Print Name:     John Freyhof
                                                   ----------------------------

                                        Title:          Vice President
                                               --------------------------------





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